Exhibit 10.1

AGREEMENT

This Agreement (the “Agreement”) is entered into as of February 18, 2013, by and among Joe’s Jeans Inc., a Delaware corporation (“Joe’s”), Joe’s Jeans Subsidiary, Inc., a Delaware corporation (“Joe’s Subsidiary”) (collectively, the “Company”), and Joseph M. Dahan, a resident of California (“Dahan”).

W I T N E S S E T H:

WHEREAS, Innovo Group Inc. (now known as Joe’s Jeans Inc.), Joe’s Jeans, Inc. (now known as Joe’s Jeans Subsidiary, Inc.), JD Holdings, Inc., (“Seller”) and Joseph M. Dahan previously entered into that certain Agreement and Plan of Merger dated February 6, 2007, which agreement was amended by the First Amendment to the Agreement and Plan of Merger dated June 25, 2007 (collectively, the “Merger Agreement”) pursuant to which Seller was merged with and into Joe’s Subsidiary and, among other things, the Company acquired all of the goodwill of Seller and the Company agreed to pay an Earn Out Amount (as defined in the Merger Agreement) to Dahan, as the sole shareholder of Seller, for a 120 month period following the closing date of the transactions contemplated by the Merger Agreement;

WHEREAS, the Company desires to remove the contingencies related to the Earn Out Amount to Dahan and to fix the overall amount to be paid by the Company for years six through ten;

WHEREAS, in consideration of such amendment, Dahan desires to provide certainty of payments to him by removing the contingencies related to the Earn Out Amount, fixing the amount to be received by him and accelerating the timing of the payments to be made to him.  Dahan also desires to receive a release in connection with the amounts previously paid under the Earn Out Amount; and

WHEREAS, the parties wish to modify and specify a fixed period for the duration of Dahan’s restrictive covenants in the Merger Agreement.

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, releases, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             The Company agrees to pay to Dahan the aggregate amount of $9,167,935.34, payable as set forth in this Agreement (the “Amended Payment Amount”).  Such Amended Payment Amount shall be paid in full satisfaction of the Earn Out Amount previously provided for in the Merger Agreement and no further Earn Out Amounts shall be due or paid pursuant to the terms of the Merger Agreement.  The Amended Payment Amount shall be paid in cash in accordance with the following schedule:

(1)   Payment in the amount of $63,227.14 shall be made on a weekly basis for a period of one hundred forty five (145) weeks commencing on February 22, 2013 and ending on November 27, 2015.

2.             Dahan shall be entitled to the Amended Payment Amount whether or not he is employed by the Company or otherwise providing services to the Company.

3.             Dahan warrants that he has not breached the Non-Competition Covenants in section 5.15 (a)(i) or the Non-Solicitation Covenant in section 5.15 (a)(ii) (collectively, the “Restrictive Covenants”) of the Merger Agreement.  Dahan agrees to continue to abide by the Restrictive Covenants through November 30, 2016.  Dahan acknowledges that the Restrictive Covenants, as modified herein, are necessary to protect the Company’s legitimate business interests of the Company, including the acquisition of the goodwill of Seller in the Merger Agreement, and that the Restrictive Covenants, as modified herein, are reasonable in scope and duration.  Except as expressly set forth herein, the provisions of section 5.15 remain in full force and effect.

4.             In consideration of the agreements set forth above, Dahan, on behalf of himself and his agents, representatives, predecessors, successors, successors-in-interest, heirs and assigns (each, a “Dahan Releasor” and collectively, the “Dahan Releasors”), does hereby forever release, remise and discharge each of Joe’s and Joe’s Subsidiary and each of their respective affiliates and each of their present and former officers, directors, stockholders, partners, employees, attorneys, agents, trustees, consultants and other representatives, predecessors, successors, successors-in-interest, assigns and heirs (the “Joe’s Releasees”) from any and all claims that are connected with, arise out of, relate to the Merger Agreement and the Earn-Out Amounts (the “Earn-Out Claims”), and hereby agrees and covenants not to assert or prosecute against any or all of the Joe’s Releasees any Earn-Out Claims that any of the Dahan Releasors ever had, may have or hereafter can, may or shall have against or with respect to such person.

5.             In consideration of the agreements set forth above, the Company, on behalf of itself and its affiliates, shareholders, partners, officers, directors, managers, employees, subsidiaries, trustees, agents, representatives, and its and their respective predecessors, successors, successors-in-interest and assigns (each, a “Company Releasor” and collectively, the “Company Releasors”), does hereby forever release, remise and discharge Dahan and each of his affiliates, heirs, successors and assigns and each of their present and former officers, directors, stockholders, partners, employees, attorneys, agents, trustees, consultants and other representatives, predecessors, successors, successors-in-interest, assigns and heirs (the “Dahan Releasees”) from any and all Earn-Out Claims, and hereby agrees and covenants not to assert or prosecute against any or all of the Dahan Releasees any Earn-Out Claims that any of the Company Releasors ever had, may have or hereafter can, may or shall have against or with respect to such person.

6.             California Civil Code §1542 Waiver.  Each Party acknowledges that it has been advised by legal counsel and is familiar with California Civil Code section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Having been informed of the provisions of California Civil Code section 1542, the Dahan Releasors nevertheless hereby waives any rights that it may have under said Section or any similar or equivalent statute or law that may be applicable.

7.             This Agreement supersedes any other agreement, including the Merger Agreement, whether written or oral, that may have been made or entered into by the parties hereto respecting the matters contemplated hereby and constitutes the entire agreement of the parties with respect to the subject matter hereof.  This agreement may not be modified, varied, amended or waived, in whole or in part, except by a written agreement signed by each of the parties.  This Agreement shall be governed and construed under and in accordance with the laws of the State of California.  Any dispute arising hereunder shall be resolved through binding arbitration in accordance with the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association.  The parties agree that such binding arbitration before a single arbitrator and that any arbitration will occur in Los Angeles, California.  Each party shall bear their own respective costs, fees and expenses.

8.             This Agreement was negotiated at arms-length, with all parties receiving advice from independent legal counsel.  The drafting and negotiation of this Agreement has been participated in equally by each of the parties and their legal counsel, and the language herein shall not be construed for or against any particular party.  Accordingly, the parties hereby waive the benefit of California Civil Code section 1654 and any similar or equivalent statute or common law principle providing that in cases of uncertainty, language of a contract should be interpreted most strongly against the drafter of the contract.

9.             The parties acknowledge that no other party or its attorneys have made any representations or rendered any advice regarding a party’s tax liability, if any, from the payment to be made pursuant to this Agreement.  The parties further acknowledge their sole responsibility for seeking said tax advice and for remitting to federal and/or state tax authorities any applicable taxes due or information.

10.          This Agreement and any agreement executed in connection herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, PDF file or other means of electronic transmission shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or any party to any such other agreement contemplated hereunder, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties but the failure to do so shall not affect the enforceability of any agreement, or effectiveness of any notice.  No party hereto or to any other such agreement contemplated hereunder shall claim that this Agreement or such other agreement is invalid, not binding or unenforceable based upon the use of a facsimile machine, PDF file or other means of electronic transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, PDF file or other means of electronic transmission and each such party forever waives any such claim or defense.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

JOE’S JEANS INC.

/s/ Marc B. Crossman
	Name:	Marc Crossman
:	Title:	CEO and President

JOE’S JEANS SUBSIDIARY, INC.

/s/ Marc B. Crossman
	Name:	Marc Crossman
	Title:	CEO

/s/ Joseph M. Dahan
JOSEPH M. DAHAN